Simon Patterson Joins GoodRx Board of Directors
Former Dell Technologies and Skype Board member brings decades of tech, strategy and management experience to GoodRx
SANTA MONICA, Calif. – May 30, 2024 – GoodRx (Nasdaq: GDRX), the leading destination for prescription savings in the U.S., today announced the election of Simon Patterson to its Board of Directors. Currently leading EMEA operations for the technology investment firm Silver Lake, Mr. Patterson brings to GoodRx decades of technology, strategy and management experience. Mr. Patterson also serves on the boards of IVC Evidensia, New Zealand
Rugby Commercial, RAC, and ZPG, and previously served on the boards of Cegid, Dell Technologies, FlixBus,
Gerson Lehrman Group, Intelsat, MultiPlan and Skype.
“We believe Mr. Patterson’s significant expertise in finance and management, formed by his extensive experience operating, advising and investing in high-growth technology companies, will be a strong asset to GoodRx,” said
Trevor Bezdek, GoodRx co-founder and Chairman of the Board. “We look forward to benefiting from his business acumen as we scale our business to make prescription medications more accessible and affordable for all
Americans.”
Mr. Patterson has also joined the Board’s Nominating and Corporate Governance Committee.
About GoodRx
GoodRx is the leading destination for prescription savings in the U.S. We offer consumers free access to transparent and lower prices for generic and brand medications, as well as comprehensive healthcare research and information.
We also equip healthcare professionals with efficient ways to find and prescribe affordable medications. Since 2011,
GoodRx has helped consumers save nearly $75 billion and is one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission (the “SEC”) and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform
Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the scaling of our business, benefits to consumers from our offerings and anticipated contributions from Simon Patterson in his directorship.
These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks relating to our ability to attract and retain talent and the important factors discussed under the caption “Risk Factors” in GoodRx’s Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1